UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) August 25, 2005

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 800-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 25, 2005 the Company’s Board of Directors approved a revised director compensation package. The new compensation package increases the annual retainer of each of the non-management directors from $30,000 to $60,000, effective as of May 18, 2005. In addition, effective as of August 25, 2005, the Board of Directors increased the fee paid for attending each committee meeting from $1,000 to $2,000, the annual compensation for the chair of the Audit Committee from $5,000 to $20,000, the annual compensation for the chair of the Nominating and Corporate Governance Committee from $2,000 to $10,000, and the annual compensation for the chair of the Compensation Committee from $2,000 to $5,000. The Board of Directors also voted to pay the lead independent director of the Company annual compensation of $10,000, effective as of August 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: August 29, 2005	By:	/s/ Max O. Valdes
		Name:	Max O. Valdes
		Title:	Vice President, Chief Accounting Officer